Exhibit 99.1

FCB Financial Holdings, Inc. Reports Record Fourth Quarter 2015 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported fourth quarter 2015 net income of $29.7 million, or $0.68 per share on a fully diluted basis, and record core net income of $22.5 million, or $0.52 per share on a fully diluted basis. Core net income rose 79% year-over-year and core net income per diluted share rose 73%. These resulted in a ROA of 166 basis points and a core ROA of 125 basis points, and continue to reflect improvements on a year-over-year basis.

•	Total net revenue of $69.5 million, up 26% year-over-year

•	Core EPS of $0.52 per share on a fully diluted basis

•	Total loan portfolio grew sequentially at an annualized rate of 32%;

•	New loan fundings of $518.6 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 50%;

•	Demand deposits grew to 23% of total deposits during the quarter;

•	Core efficiency ratio improved to 45.0%;

•	Core ROA of 125 basis points; and

•	Tangible book value per share was $19.31;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the fourth quarter of 2015 include the release of a $9.1 million deferred tax asset valuation reserve related to the Great Florida Acquisition, $0.5 million of cease use expense related to branch closures, $0.1 million of severance and other operating expenses and $28 thousand loss on sale of investment securities. During the quarter and relating to the fiscal year, the Company recorded an additional $1.4 million of true-up tax expense.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “This was yet another record quarter for our Company, providing a strong finish to an eventful year for FCB. We are pleased by our results this quarter highlighted by surpassing $7 billion in assets, as new loans grew by over $450 million and deposits grew over $600 million. This continued momentum across our fundamental core businesses is all a reflection of our mission to build Florida’s leading independent banking franchise. As of year-end, we are the 3rd largest independent bank and the largest pure play in the state of Florida.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $387.1 million to $5.2 billion at December 31, 2015, an increase of 8% from $4.8 billion as of September 30, 2015 and 32% from $3.9 billion as of December 31, 2014.

The Bank’s new loan portfolio totaled $4.6 billion as of December 31, 2015, an increase of 11% from $4.2 billion as of September 30, 2015 and 49% from $3.1 billion as of December 31, 2014. Loan growth during the quarter was a result of $518.6 million of new loan fundings, consisting of $372.9 million of organic production and $145.7 million of purchased residential mortgages. Organic loan production for the quarter consisted of $154.7 million of commercial and industrial, $106.0 million of commercial real estate and $112.2 million of residential and consumer. As the acquired portfolio continues to resolve, the Bank may periodically supplement organic production with high quality purchased residential mortgages as part of its overall balance sheet management strategy. As of December 31, 2015 new loans made up 89% of our total loan portfolio as compared to 87% and 79% as of September 30, 2015 and December 31, 2014, respectively.

The Bank’s acquired loan portfolio totaled $582.4 million as of December 31, 2015, a decrease of 10% from $647.1 million as of September 30, 2015 and a decrease of 30% from $826.2 million as of December 31, 2014. The decrease in the current quarter was driven by the resolution of $32.6 million of loans as well as scheduled loan amortization. As of December 31, 2015, acquired loans made up 11% of our total loan portfolio as compared to 13% and 21% as of September 30, 2015 and December 31, 2014, respectively.

Asset Quality

The provision for loan losses of $2.3 million recorded for the fourth quarter of 2015 includes a $2.3 million provision for new loans and net recoupment of valuation allowance of $12 thousand for the acquired loan portfolio due to better than expected performance on resolution of acquired loans. The provision for new loans served to increase the related allowance to $23.7 million, or 0.52% of the $4.6 billion in new loans outstanding. The nonperforming new loan ratio as of December 31, 2015 was 0.03%.

Deposits and Borrowings

Deposits totaled $5.4 billion as of December 31, 2015, an increase of 13% from $4.8 billion as of September 30, 2015 and an increase of 36% from $4.0 billion as of December 31, 2014. During the fourth quarter of 2015, demand deposits increased by $222.7 million, or 22%, from September 30, 2015 and increased by $530.1 million, or 74%, from December 31, 2014. Demand deposits represent 23% of total deposits as of December 31, 2015 as compared to 21% and 18% as of September 30, 2015 and December 31, 2014, respectively. The cost of deposits was 60 basis points for the quarter, representing one basis point increase from the third quarter of 2015 and a 4 basis point increase from the fourth quarter of 2014.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2015 was 3.69%, an increase of 7 basis points from both the third quarter of 2015 and the fourth quarter of 2014. The increase from the third quarter of 2015 was due primarily to an increase in yield on the acquired loan portfolio resulting from better than expected cash flow performance.

Net interest income totaled $62.0 million in the fourth quarter of 2015, an increase of 9% from $56.8 million in the third quarter of 2015 and an increase of 24% from $49.8 million in the fourth quarter of 2014. Interest income totaled $71.2 million for the fourth quarter of 2015, an increase of 9% from $65.0 million in the third quarter of 2015 and an increase of 26% from $56.4 million in the fourth quarter of 2014. Interest income from new loans increased by $3.4 million, or 10%, from the third quarter of 2015 due to continued growth in the new loan portfolio. Interest income on acquired loans increased by $1.9 million, or 10%, from the third quarter as balance runoff was more than offset by better than expected cash flow performance. Interest expense was $9.2 million for the fourth quarter of 2015, an increase of 11% from $8.3 million in the third quarter of 2015 and an increase 39% from $6.6 million in the fourth quarter of 2014. The increase from the third quarter of 2015 was a result of an increase of $418.1 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $7.5 million for the fourth quarter of 2015 as compared to $7.1 million for the third quarter of 2015 and $5.4 million for the fourth quarter of 2014. The primary components of noninterest income for the quarter were loan and other fees and income from resolution of acquired assets of $2.4 million and $1.1 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $33.2 million for the fourth quarter of 2015, an increase of 8% from $30.7 million in the third quarter of 2015 and 6% from $31.5 million in the fourth quarter of 2014. For the quarter, the Company recorded non-core expenses of $0.6 million consisting of severance and other salary expense of $48 thousand, cease use expense of $0.5 million and other operating expenses of $88 thousand relating to branch closures.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.9%, 11.2% and 13.6% for the fourth quarter of 2015 respectively, compared to 11.3%, 11.5% and 14.2% for the third quarter of 2015, respectively. Stockholders’ equity totaled $876.1 million as of December 31, 2015, an increase of 2.4% from $855.9 million as of September 30, 2015 as net income of $29.7 million was partially offset by $7.6 million in treasury stock repurchases and a $6.5 million increase in accumulated other comprehensive loss. During the quarter, the Company repurchased 211,159 shares at a cost of $7.6 million. Tangible book value per common share is $19.31 as of December 31, 2015.

Conference Call

The Company will host a conference call today, Monday, January 25, 2016 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through February 25, 2016, by dialing (877) 344-7529 and entering pass code 10078277.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

With $7.3 billion in assets, Florida Community Bank (FCB) is the third largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 49 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized.” Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$56,945	$51,670	$44,202	$43,306	$43,900
Interest and dividends on investment securities	14,147	13,315	13,169	12,110	12,451
Other interest income	65	38	40	33	53

Total interest income	71,157	65,023	57,411	55,449	56,404

Interest expense:
Interest on deposits	7,719	6,846	5,991	5,585	5,492
Interest on borrowings	1,469	1,408	1,246	980	1,133

Total interest expense	9,188	8,254	7,237	6,565	6,625

Net interest income	61,969	56,769	50,174	48,884	49,779
Provision for loan losses	2,329	675	2,470	1,349	3,112

Net interest income after provision for loan losses	59,640	56,094	47,704	47,535	46,667

Noninterest income:
Service charges and fees	826	823	778	757	780
Loan and other fees	2,425	1,783	1,906	2,497	2,270
Bank-owned life insurance income	1,315	1,101	1,097	1,097	1,168
FDIC loss share indemnification loss	—	—	—	(65,529)	(5,324)
Income from resolution of acquired assets	1,110	2,225	2,898	3,372	1,061
Gain (loss) on sales of other real estate owned	709	228	5,605	1,565	200
Gain (loss) on investment securities	(28)	166	761	1,007	2,377
Other noninterest income	1,186	746	1,107	1,145	2,912

Total noninterest income	7,543	7,072	14,152	(54,089)	5,444

Noninterest expense:
Salaries and employee benefits	17,750	16,840	17,856	16,575	14,885
Occupancy and equipment expenses	3,946	3,368	3,806	3,277	3,248
Loan and other real estate related expenses	2,300	1,939	1,425	2,076	4,566
Professional services	1,651	1,166	1,189	1,406	1,242
Data processing and network	2,719	2,433	2,801	2,718	2,639
Regulatory assessments and insurance	2,066	1,919	2,092	2,119	1,679
Amortization of intangibles	400	400	407	424	425
Other operating expenses	2,369	2,641	2,471	2,055	2,779

Total noninterest expense	33,201	30,706	32,047	30,650	31,463

Income (loss) before income tax expense (benefit)	33,982	32,460	29,809	(37,204)	20,648
Income tax expense (benefit)	4,233	11,320	10,433	(20,330)	7,548

Net income (loss)	$29,749	$21,140	$19,376	$(16,874)	$13,100

Earnings (loss) per share:
Basic	$0.73	$0.51	$0.47	$(0.41)	$0.32
Diluted	$0.68	$0.48	$0.45	$(0.41)	$0.31

Weighted average shares outstanding:
Basic	40,976,006	41,381,482	41,428,588	41,421,854	41,409,698
Diluted	43,643,408	43,798,378	43,106,131	41,421,854	42,154,781

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Assets:
Cash and due from banks	$44,696	$38,045	$32,161	$46,043	$25,397
Interest-earning deposits in other banks	57,764	46,714	109,125	66,034	81,688
Investment securities:
Held to maturity securities	—	—	—	—	—
Available for sale securities, at fair value	1,524,622	1,467,819	1,430,149	1,447,776	1,359,098
Federal Home Loan Bank and other bank stock, at cost	59,477	65,955	70,505	65,289	66,891

Total investment securities	1,584,099	1,533,774	1,500,654	1,513,065	1,425,989

Loans held for sale	2,514	2,573	4,782	1,308	707
Loans:
New loans	4,610,763	4,158,997	3,807,547	3,354,452	3,103,417
Acquired loans	582,424	647,139	720,175	764,597	826,173
Allowance for loan losses	(29,126)	(27,394)	(27,046)	(24,513)	(22,880)

Loans, net	5,164,061	4,778,742	4,500,676	4,094,536	3,906,710

FDIC Loss share indemnification asset	—	—	—	—	63,168
Due from Federal Deposit Insurance Corporation (“FDIC”)	—	—	—	—	1,735
Premises and equipment, net	36,954	37,351	37,641	38,291	38,962
Other real estate owned	39,340	40,405	42,654	75,017	74,527
Goodwill and other intangible assets	87,084	87,484	87,884	88,291	88,615
Deferred tax assets, net	75,176	78,090	76,720	69,656	47,441
Bank-owned life insurance	168,246	166,931	140,830	139,733	139,829
Other assets	71,552	78,580	74,071	85,109	62,860

Total assets	$7,331,486	$6,888,689	$6,607,198	$6,217,083	$5,957,628

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$637,047	$618,741	$621,845	$595,389	$593,025
Interest-bearing	2,935,418	2,678,410	2,586,491	2,411,142	2,308,657

Total transaction accounts	3,572,465	3,297,151	3,208,336	3,006,531	2,901,682
Time deposits	1,858,173	1,524,693	1,257,751	1,219,470	1,076,853

Total deposits	5,430,638	4,821,844	4,466,087	4,226,001	3,978,535
Borrowings	983,183	1,149,920	1,232,893	1,091,118	1,067,981
Other liabilities	41,556	61,047	50,739	53,130	59,459

Total liabilities	6,455,377	6,032,811	5,749,719	5,370,249	5,105,975

Stockholders’ Equity:
Class A common stock	39	39	37	37	36
Class B common stock	4	4	6	6	7
Additional paid-in capital	850,609	846,017	839,265	836,720	834,538
Retained earnings	88,535	58,786	37,646	18,270	35,144
Accumulated other comprehensive income (loss)	(9,443)	(2,905)	78	10,552	679
Treasury stock, at cost	(53,635)	(46,063)	(19,553)	(18,751)	(18,751)

Total stockholders’ equity	876,109	855,878	857,479	846,834	851,653

Total liabilities and stockholders’ equity	$7,331,486	$6,888,689	$6,607,198	$6,217,083	$5,957,628

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Performance Ratios
Interest rate spread	3.56%	3.49%	3.28%	3.42%	3.50%
Net interest margin	3.69%	3.62%	3.43%	3.58%	3.62%
Return on average assets	1.66%	1.26%	1.22%	-1.13%	0.87%
Return on average equity	13.65%	9.73%	8.99%	-7.97%	6.15%
Efficiency ratio (company level)	47.19%	47.47%	49.19%	-580.71%	56.97%
Average interest-earning assets to average interest bearing liabilities	119.25%	120.40%	121.22%	121.55%	119.64%
Loans receivable to deposits	95.63%	99.67%	101.38%	97.47%	98.77%
Yield on interest-earning assets	4.21%	4.12%	3.88%	4.00%	4.08%
Cost of interest-bearing liabilities	0.65%	0.63%	0.60%	0.58%	0.58%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.35%	0.36%	0.39%	0.40%	0.49%
Nonperforming assets to total assets	0.79%	0.84%	0.91%	1.47%	1.58%
Covered loans to total gross loans	0.00%	0.00%	0.00%	0.00%	6.96%
ALL to nonperforming assets	50.47%	47.43%	44.83%	26.77%	24.36%
ALL to total gross loans	0.56%	0.57%	0.60%	0.60%	0.58%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.03%	0.01%	0.00%	0.00%	0.00%
New loan ALL to total gross new loans	0.52%	0.52%	0.51%	0.52%	0.52%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.90%	2.61%	2.45%	2.16%	2.34%
Covered acquired loans to total gross acquired loans	0.00%	0.00%	0.00%	0.00%	33.09%
Acquired loan ALL to total gross acquired loans	0.92%	0.92%	1.04%	0.94%	0.83%
Capital Ratios (Company)
Average equity to average total assets	12.1%	13.0%	13.5%	14.2%	14.2%
Tangible average equity to tangible average assets	11.0%	11.8%	12.3%	12.9%	12.9%
Tangible common equity ratio (1)	10.9%	11.3%	11.8%	12.4%	13.0%
Tier 1 leverage ratio	11.2%	11.5%	12.3%	12.6%	12.8%
Tier 1 risk-based capital ratio	13.1%	13.6%	14.5%	15.2%	17.0%
Total risk-based capital ratio	13.6%	14.2%	15.0%	15.7%	17.6%
Capital Ratios (Bank)
Average equity to average total assets	11.0%	11.5%	11.8%	11.8%	11.7%
Tangible common equity ratio	9.7%	10.0%	10.2%	10.6%	10.4%
Tier 1 leverage ratio	10.0%	10.3%	10.7%	10.8%	10.4%
Tier 1 risk-based capital ratio	11.7%	12.2%	13.0%	13.4%	13.9%
Total risk-based capital ratio	12.2%	12.8%	13.5%	14.0%	14.5%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands)
New Loans:
Commercial real estate	$998,141	$991,451	$942,424	$903,629	$853,074
Owner-occupied commercial real estate	524,728	452,991	400,438	325,972	281,703
1-4 single family residential	1,541,255	1,326,180	1,248,625	1,044,480	922,657
Construction, land and development	537,494	430,690	349,659	248,623	232,601
Home equity loans and lines of credit	30,945	28,185	22,798	20,459	11,826

Total real estate loans	$3,632,563	$3,229,497	$2,963,944	$2,543,163	$2,301,861

Commercial and industrial	972,803	925,285	837,270	805,233	795,000
Consumer	5,397	4,215	6,333	6,056	6,556

Total new loans	$4,610,763	$4,158,997	$3,807,547	$3,354,452	$3,103,417

Acquired ASC 310-30 Loans:
Commercial real estate	$247,628	$259,411	$286,337	$309,758	$336,935
1-4 single family residential	40,922	69,915	76,849	77,685	86,308
Construction, land and development	28,017	32,996	55,453	56,403	66,700

Total real estate loans	$316,567	$362,322	$418,639	$443,846	$489,943

Commercial and industrial	36,783	46,233	58,045	63,441	67,498
Consumer	2,390	2,434	2,524	2,588	2,803

Total Acquired ASC 310-30 Loans	$355,740	$410,989	$479,208	$509,875	$560,244

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$55,985	$60,804	$62,473	$69,917	$70,146
Owner-occupied commercial real estate	21,101	19,699	19,860	13,287	14,842
1-4 single family residential	84,111	86,832	86,754	97,450	102,279
Construction, land and development	6,338	6,319	8,610	9,801	9,729
Home equity loans and lines of credit	49,407	50,566	52,971	52,762	54,704

Total real estate loans	$216,942	$224,220	$230,668	$243,217	$251,700

Commercial and industrial	9,312	11,504	9,654	10,825	13,548
Consumer	430	426	645	680	681

Total Acquired Non-ASC 310-30 Loans	226,684	236,150	240,967	254,722	265,929

Total loans	$5,193,187	$4,806,136	$4,527,722	$4,119,049	$3,929,590

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands)
Noninterest-bearing demand deposits	$637,047	$618,741	$621,845	$595,389	$593,025
Interest-bearing demand deposits	608,454	404,085	288,990	196,192	122,380
Interest-bearing NOW accounts	347,832	350,602	414,795	439,400	374,399
Savings and money market accounts	1,979,132	1,923,723	1,882,706	1,775,550	1,811,878
Time deposits	1,858,173	1,524,693	1,257,751	1,219,470	1,076,853

Total deposits	$5,430,638	$4,821,844	$4,466,087	$4,226,001	$3,978,535

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,			Three Months Ended September 30,
	2015			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$142,637	$65	0.18%	$79,951	$38	0.19%
New loans	4,314,707	37,230	3.38%	3,950,873	33,823	3.35%
Acquired loans (4)	622,110	19,715	12.68%	685,403	17,847	10.42%
Investment securities	1,575,963	14,147	3.51%	1,499,640	13,315	3.47%

Total interest-earning assets	6,655,417	71,157	4.21%	6,215,867	65,023	4.12%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	467,682			434,393

Total assets	$7,123,099			$6,650,260

Interest-bearing liabilities:
Interest-bearing demand deposits	$567,610	$616	0.43%	$369,381	$431	0.46%
Interest-bearing NOW accounts	319,586	284	0.35%	397,831	342	0.34%
Savings and money market accounts	1,906,896	2,369	0.49%	1,895,582	2,569	0.54%
Time deposits	1,680,997	4,450	1.05%	1,380,658	3,504	1.01%
FHLB advances and other borrowings	1,105,878	1,469	0.52%	1,119,429	1,408	0.49%

Total interest-bearing liabilities	$5,580,967	$9,188	0.65%	$5,162,881	$8,254	0.63%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$620,508			$578,699
Other liabilities	56,970			46,709
Stockholders’ equity	864,654			861,971

Total liabilities and stockholders’ equity	$7,123,099			$6,650,260

Net interest income		$61,969			$56,769

Net interest spread			3.56%			3.49%

Net interest margin			3.69%			3.62%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$142,637	$65	0.18%	$103,597	$53	0.20%
New loans	4,314,707	37,230	3.38%	2,844,186	24,631	3.39%
Acquired loans (4)	622,110	19,715	12.68%	847,438	19,269	9.10%
Investment securities	1,575,963	14,147	3.51%	1,662,139	12,451	2.93%

Total interest-earning assets	6,655,417	71,157	4.21%	5,457,360	56,404	4.08%

Non-earning assets:
FDIC loss share indemnification asset	—			67,521
Noninterest-earning assets	467,682			428,823

Total assets	$7,123,099			$5,953,704

Interest-bearing liabilities:
Interest-bearing demand deposits	$567,610	$616	0.43%	$103,062	$53	0.20%
Interest-bearing NOW accounts	319,586	284	0.35%	370,777	323	0.34%
Savings and money market accounts	1,906,896	2,369	0.49%	1,770,403	2,608	0.58%
Time deposits	1,680,997	4,450	1.05%	1,120,326	2,508	0.89%
FHLB advances and other borrowings	1,105,878	1,469	0.52%	1,196,942	1,133	0.37%

Total interest-bearing liabilities	$5,580,967	$9,188	0.65%	$4,561,510	$6,625	0.58%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$620,508			$499,058
Other liabilities	56,970			48,564
Stockholders’ equity	864,654			844,572

Total liabilities and stockholders’ equity	$7,123,099			$5,953,704

Net interest income		$61,969			$49,779

Net interest spread			3.56%			3.50%

Net interest margin			3.69%			3.62%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Years Ended December 31,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$94,162	$176	0.19%	$100,849	$211	0.21%
New loans	3,734,285	126,895	3.35%	2,299,940	81,353	3.49%
Acquired loans (4)	708,203	69,228	9.78%	888,444	77,317	8.70%
Investment securities	1,537,840	52,741	3.38%	1,673,594	44,545	2.63%

Total interest-earning assets	6,074,490	249,040	4.06%	4,962,827	203,426	4.06%

Non-earning assets:
FDIC loss share indemnification asset	10,860			76,851
Noninterest-earning assets	452,288			407,289

Total assets	$6,537,638			$5,446,967

Interest-bearing liabilities:
Interest-bearing demand deposits	$324,053	$1,405	0.43%	$25,977	$53	0.20%
Interest-bearing NOW accounts	381,081	1,310	0.34%	245,998	749	0.30%
Savings and money market accounts	1,860,403	9,726	0.52%	1,708,507	9,845	0.58%
Time deposits	1,364,064	13,700	1.00%	1,338,016	12,111	0.91%
FHLB advances and other borrowings	1,110,135	5,103	0.45%	871,296	5,496	0.62%

Total interest-bearing liabilities	$5,039,736	$31,244	0.63%	$4,189,794	$28,254	0.68%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$586,473			$433,330
Other liabilities	51,218			48,856
Stockholders’ equity	860,211			774,987

Total liabilities and stockholders’ equity	$6,537,638			$5,446,967

Net interest income		$217,796			$175,172

Net interest spread			3.43%			3.38%

Net interest margin			3.59%			3.53%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Net Income (loss)	$29,749	$21,140	$19,376	$(16,874)	$13,100
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	(28)	166	761	1,007	2,377
FDIC loss share indemnification loss	—	—	—	(65,529)	—
Noninterest expense
Salaries and employee benefits	48	3	(17)	185	1
Occupancy and equipment	512	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	45	245	—
Data processing and network fees	—	—	—	2	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	88	20	203	64	(6)
Taxes
Tax Effect of adjustments (1)	(7,897)	50	186	(30,065)	1,881

Core Net Income	$22,528	$21,047	$19,031	$18,079	$12,599

Average assets	$7,123,099	$6,650,260	$6,325,073	$6,038,970	$5,953,704
ROA (2)	1.66%	1.26%	1.23%	-1.13%	0.87%
Core ROA (3)	1.25%	1.26%	1.21%	1.21%	0.84%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items including $9.1 million release of deferred tax asset valuation reserve in Q4 2015. Core tax rate of 35% in 2015.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Reported: Net interest income	$61,969	$56,769	$50,174	$48,884	$49,779
FTE adjustment	1,044	1,043	986	777	711

Core net interest income	$63,013	$57,812	$51,160	$49,661	$50,490

Reported: Noninterest income	$7,543	$7,072	$14,152	$(54,089)	$5,444
FTE adjustment	841	704	701	702	747
Less: Gain (loss) on investment securities	(28)	166	761	1,007	2,377
FDIC loss share indemnification loss	—	—	—	(65,529)	—

Core noninterest income (loss)	$8,412	$7,610	$14,092	$11,135	$3,814

Reported: Noninterest expense	$33,201	$30,706	$32,047	$30,650	$31,463
Less:
Salaries and employee benefits	48	3	(17)	185	1
Occupancy and equipment	512	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	45	245	—
Data processing and network fees	—	—	—	2	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	88	20	203	64	(6)

Core noninterest expense	$32,553	$30,683	$31,816	$30,154	$31,468

Efficiency ratio (1)	47.19%	47.47%	49.19%	-580.71%	56.97%
Core efficiency ratio (2)	45.02%	46.29%	48.14%	48.90%	57.95%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	December 31	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Dollars in thousands, except share and per share data)
Total assets	$7,331,486	$6,888,689	$6,607,198	$6,217,083	$5,957,628
Less:
Goodwill and other intangible assets	87,084	87,484	87,884	88,291	88,615

Tangible assets	$7,244,402	$6,801,205	$6,519,314	$6,128,792	$5,869,013

Total stockholders’ equity	$876,109	$855,878	$857,479	$846,834	$851,653
Less:
Goodwill and other intangible assets	87,084	87,484	87,884	88,291	88,615

Tangible stockholders’ equity	$789,025	$768,394	$769,595	$758,543	$763,038

Shares outstanding	40,860,453	40,984,200	41,423,199	41,443,031	41,409,698
Tangible book value per share	$19.31	$18.75	$18.58	$18.30	$18.43
Average assets	$7,123,099	$6,650,260	$6,325,073	$6,038,970	$5,953,704
Average equity	864,654	861,971	855,128	859,011	844,572
Average goodwill and other intangible assets	87,291	87,701	88,091	88,536	88,835
Tangible average equity to tangible average assets	11.0%	11.8%	12.3%	12.9%	12.9%
Tangible common equity ratio	10.9%	11.3%	11.8%	12.4%	13.0%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com